SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 9, 2006
                                                         ----------------

                                    GSV, Inc.
                                    ---------
             (Exact name of registrant as specified in its charter)

    Delaware                         0-23901                    13-3979226
    --------                         -------                    ----------
(State or other              (Commission File Number)          (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                        191 Post Road, Westport, CT 06880
                        ---------------------------------
               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (203) 221-2690
                                                           --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


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Forward-Looking Statements

Some of the statements in this document are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

o     "may"
o     "will"
o     "should"
o     "estimates"
o     "plans"
o     "expects"
o     "believes"
o     "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward- looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, our limited operating history, history of losses, need to raise additional capital, and the high risk nature of our business, as well as other risks described in our most recent annual report on Form 10-KSB filed with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

We own a working interest in two oil and gas wells in the state of Louisiana. On February 9, 2006, we were advised by the operator of the wells that production from the wells would be suspended temporarily because the water level had risen in one of the wells. The operator is commencing work to recomplete the wells in a different sand zone. We expect that our share of the costs of recompletion will be deducted from the royalty payments we receive from the operator. The suspension of production may have the effect of reducing future royalty revenues until production recommences.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GSV, INC.
                                              (Registrant)

Dated:  February 10, 2006                     By: /s/ Gilad Gat
                                                  -----------------------
                                                  Gilad Gat
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)